Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED

Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda

Mail: PO Box HM 666, Hamilton HM CX, Bermuda
T +1 441 295 1422

conyers.com

May 19, 2023
Matter No.: 368952
Tel: 441-299-4923
Email: chris.garrod@conyers.com
Everest Re Group, Ltd.
Seon Place - 4th Floor,
141 Front Street,
P. O. Box HM 845,
Hamilton, HM 19,
Bermuda
Dear Sirs,
Re: Everest Re Group, Ltd. (the “Company”)
We have acted as special Bermuda legal counsel to the Company in connection with an offering made pursuant to the prospectus dated September 16, 2021 (the “Base Prospectus”) and the prospectus supplement dated May 16, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in the registration statement on Form S-3 (Registration No. 333-259589) (the “Registration Statement”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2021 relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 3,600,000 common shares par value US$0.01 each (together, the “Shares”), of which 3,600,000 common shares, par value US$0.01 each, are being sold by the Company to the several underwriters named in Schedule I of the Underwriting Agreement (collectively, the “Underwriters”) pursuant to an underwriting agreement, dated May 16, 2023 (the “Underwriting Agreement”), between the Company, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the Underwriters, and a further up to 540,000 common shares, par value US$0.01 each, are being sold by the Company to the Underwriters pursuant to an option to purchase such additional common shares as set out in the Underwriting Agreement.

1.    DOCUMENTS REVIEWED
For the purposes of giving this opinion, we have examined a copy of the Registration Statement and Prospectus. We have also reviewed:
1.1.copies of the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on May 19, 2023;
1.2.unanimous written resolutions of the Board of Directors of the Company dated April 28, 2023 and minutes of a meeting of its Pricing Committee held on May 16, 2023, each certified by the Assistant Secretary of the Company on May 19, 2023 (together, the “Resolutions”); and
1.3.such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
2.    ASSUMPTIONS
We have assumed:
2.1.the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;
2.2.that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;
2.3.the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;
2.4.that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended;
2.5.that the Company will issue the Shares in furtherance of its objects as set out in its memorandum of association;
2.6.that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;
2.7.at the time of the issue or transfer of any Shares, the Shares will be listed on the New York Stock Exchange;
2.8.that the issuance and sale of and payment for the Shares will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors, the Registration Statement (including the Prospectus and any applicable supplement thereto);
2.9.that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and
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2.10.that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers".
3.    QUALIFICATIONS
3.1.The obligations of the Company in connection with any Shares and any indenture or other agreement or document relating thereto:
(a)will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;
(b)will be subject to statutory limitation of the time within which proceedings may be brought;
(c)will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;
(d)may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and
(e)may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
3.2."Non-assessability" is not a legal concept under Bermuda law, but when we describe the Shares herein as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.
3.3.We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.
4.    OPINIONS
On the basis of and subject to the foregoing we are of the opinion that:
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4.1.The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
4.2.The Company has taken all corporate action required to duly authorise the issuance of the Shares. Upon the due issuance of Shares and payment of the consideration therefor, such Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” and “Description of Our Common Shares” in the Prospectus Supplement forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited
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